Exhibit 99.2

Risk Factors Relating to Passave, Inc.

In the following disclosure, “PMC-Sierra,” “we,” “us” and “our” refer to PMC-Sierra, Inc., together with our subsidiaries, and “Passave” refers to our subsidiary, Passave, Inc., together with its subsidiaries.

We are involved in litigation with UTStarcom that may be expensive and time consuming.

On November 17, 2005, UTStarcom, Inc. filed a suit against Passave in the Santa Clara County Superior Court in California. In that claim, UTStarcom raised various demands regarding issues relating to the interaction of Passave’s PAS 5001 system-on-a-chip with a particular company’s switch used by UTStarcom in its Fiber To The Home products. In the suit, UTStarcom asserts various claims for breach of contract and breach of warranty and unfair competition and requests indemnity associated with the sale of Passave’s PAS 5001 products. UTStarcom claims that it incorporated those products into its Fiber To The Home products that were shipped to a particular customer, and that that customer informed UTStarcom that those Fiber To The Home products supplied by UTStarcom were experiencing unacceptable data interruptions. UTStarcom further claims the data interruptions were caused by the failure of Passave’s PAS 5001 to properly interface with another company’s switch in the UTStarcom product. UTStarcom also claims that Passave breached certain warranties contained in its purchase orders and is obligated to indemnify UTStarcom and its customers for any damages that resulted from a breach of these warranties. UTStarcom further claims that its customers have submitted claims to UTStarcom, which UTStarcom also alleges stem from its product’s failure attributable to Passave’s chips. UTStarcom also claims that it has incurred costs and expenses in an amount exceeding $30 million in connection with the product defects it claims are attributable to the PAS 5001 products.

We believe that Passave has meritorious defenses to UTStarcom’s claims. Nevertheless, Passave has informed UTStarcom that it is prepared to replace a number of such system-on-a-chips that Passave had shipped to it as an accommodation to UTStarcom. Although Passave has attempted to try to resolve this claim, it may not be able to do so on reasonable terms, if at all. If Passave loses this litigation, a court could require us to pay substantial damages. Any negotiated resolution of the UTStarcom claim could also require Passave to make substantial payments. Either of these results could have a material adverse effect on our business, results of operations and financial condition.

Significant fluctuations or a slowdown in demand for Fiber To The Home equipment in Japan will adversely affect our Fiber To The Home business.

The original equipment manufacturer, or OEM, customers of Passave sell the vast majority of their equipment that incorporates Passave’s products to a few service providers in Japan. A slowdown of demand for these products in Japan will adversely affect Passave’s OEM customers’ businesses and, in turn, our business. In addition, if Passave’s customers’ relationships are disrupted for inability to deliver sufficient products or for any other reason, including reasons unrelated to us, it will have a significant negative impact on our business. The loss of sales by Passave’s OEM customers would adversely affect our business and results of operations.

Passave sells its products principally in Japan and, to a lesser extent, in other Asian countries. Our business and results of operations could suffer if Passave is unable to diversify the geographic sources of its revenues.

For the year ended December 31, 2005, substantially all of Passave’s revenues were derived from sales of its products into Japan. Therefore, our revenues are dependent on developments in Japan, and to a lesser extent, other Asian countries, such as economic downturns, decreases in demand in these markets for our products and overall negative market conditions in Asia. Any material change in the current economic or competitive conditions in Japan or other Asian countries could have a disproportionate effect on our overall business results. In addition, failure to penetrate markets outside of Japan could harm our business and results of operations.

A small number of Passave’s OEM customers account for substantially all of its revenues. The loss of one or more of these customers, or a significant decrease or delay in sales to any of these customers, could have a significant adverse impact on our business and results of operations.

Passave has derived substantially all of its revenues from a small number of networking OEM customers. Passave markets and sells its products to these OEMs who integrate its products into their product offerings. Passave sells its products to OEM customers solely on the basis of purchase orders. Those customers could decide to cease purchasing products with little or no notice and without significant penalties.

Passave has experienced substantial fluctuations in sales from OEM customers from year to year and period to period. For example, Passave’s sales to UTStarcom accounted for 8% of its total revenues for the year ended December 31, 2005, compared to 71% of its total revenues for the year ended December 31, 2004. Given Passave’s dependence on a small number of customers, the loss of one or more of its principal customers or the cancellation or deferral of even a small number of purchases of Passave’s products by one of these customers could cause its revenues to decline significantly. A number of factors could cause Passave’s OEM customers to cancel or defer orders, including interruptions to their operations due to a downturn in their industries, delays in manufacturing their own product offerings into which Passave’s products are incorporated and natural disasters. Passave’s OEM customers do not rely entirely or substantially on a single supplier and, as a result, they could reduce their purchases of Passave’s products and increase their purchases of competing products. In addition, Passave’s OEM customers may have their own design capabilities and may decide to manufacture the products they currently purchase from Passave.

Passave’s reliance on single source suppliers could harm its ability to meet demand for its products in a timely manner or within budgets.

Passave generally relies on single source suppliers for each of its products. Although alternative suppliers exist, it would take Passave some time to find alternative suppliers for many of its products and to qualify their processes. If Passave were unable to continue to have each product manufactured by its current supplier, it may not have sufficient inventory to continue shipping its products to customers during the time required to find a new supplier, qualify its processes and modify its finished products. Similarly, Passave’s single source suppliers have limited supply capacity that may be inadequate if Passave’s customers place unexpectedly large orders for its products, or if other customers of these suppliers place significant demands on their supply capacity. In the past, Passave occasionally has experienced difficulty in meeting its customers’ demands for products and may experience these problems in the future. All of these factors may delay shipments, increase expenses and limit Passave’s ability to deliver products to its customers on a timely basis. Any inability to deliver products or any late deliveries could hurt our reputation and harm our operating results, cash flow and financial condition.

Passave’s business may be adversely affected if its customers cannot obtain sufficient supplies of other components needed in their product offerings to meet their production projections and target quantities.

Passave’s products are used by its OEM customers in conjunction with a number of other components, such as transceivers, microcontrollers and digital signal processors. If, for any reason, Passave’s OEM customers experience a shortage of any component, their ability to produce the forecasted quantity of their product offerings may be affected adversely and Passave’s product sales would decline until the shortage is remedied. Such a situation could harm our operating results, cash flow and financial condition.

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